SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	April 18, 2005
(Date of earliest event reported)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044	1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchage Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement; Guarantee Agreement

On April 18, 2005, Protection One Alarm Monitoring, Inc. (the “Company”) and Protection One, Inc. (“POI”) entered into a Credit Agreement, dated as of April 18, 2005 (the “Credit Agreement”), with the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners, Lehman Commercial Paper Inc., as syndication agent, Harris Nesbitt Financing, Inc., LaSalle Bank National Association and U.S. Bank National Association, as co-documentation agents, and Bear Stearns Corporate Lending Inc., as administrative agent.

The Credit Agreement provides for a $25.0 million revolving credit facility and a $250.0 million term loan facility.  The revolving credit facility matures in 2010 and the term loan matures in 2011, subject to earlier maturity if the Company does not refinance its 8 1/8% senior subordinated notes due 2009 before July 2008.  Letters of credit are available to the Company under the Credit Agreement and will be issued by LaSalle Bank National Association.  Swingline loans are also available to the Company under the Credit Agreement in an aggregate amount of up to $2,500,000 outstanding at any time.

Pursuant to the Guarantee and Collateral Agreement, dated as of April 18, 2005 (the “Guarantee Agreement”), by the Company, POI and their subsidiaries in favor of Bear Stearns Corporate Lending Inc., the new credit facilities are guaranteed by Protection One Systems, Inc., Protection One Data Services, Inc., Security Monitoring Services, Inc., Protection One Alarm Monitoring of Mass, Inc. and Network Multifamily Security Corporation (collectively with POI, the “Guarantors”), the Company’s domestic subsidiaries, and secured by a perfected first priority security interest in substantially all of the Company’s and the Guarantors’ present and future assets.

Borrowings under the new term loan were used to fund the April 21, 2005 redemption of all of the Company’s outstanding 7 3/8% senior notes due 2005 (approximately $164.3 million aggregate principal amount) and the April 18, 2005 repayment of the Company’s existing credit facility (approximately $78.0 million aggregate principal amount) with affiliates of Quadrangle Group LLC (collectively, “Quadrangle”), POI’s majority stockholder.  The new revolving credit facility is undrawn as of this Current Report.  The Company intends to use any other proceeds from borrowings, from time to time, under the Credit Agreement for working capital and general corporate purposes.

Borrowings under the Credit Agreement will bear interest at a rate calculated according to a base rate or a Eurodollar rate, at the Company’s discretion, plus an applicable margin.  The applicable margin with respect to the term loan is 2.0% for a base rate borrowing and 3.0% for a Eurodollar borrowing.  Depending on the Company’s leverage ratio at the time of borrowing, the applicable margin with respect to a revolving or swingline loan may range from 1.25% to 2.25% for a base rate borrowing and 2.25% to 3.25% for a Eurodollar borrowing.

The Credit Agreement contains covenants, including, among other things, covenants that restrict the ability of POI, the Company and its subsidiaries to incur certain additional indebtedness, pay dividends, create or permit liens on assets, or engage in mergers, consolidations or dispositions.  The Credit Agreement also requires the Company to maintain certain varying leverage and interest coverage ratios.

If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

This description of the Credit Agreement and the Guarantee Agreement is qualified in its entirety by reference to the Credit Agreement and Guarantee Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Supplemental Indenture

On April 18, 2005, the Company also entered into a supplemental indenture, dated as of April 18, 2005 (the “Supplemental Indenture”), with the Guarantors and The Bank of New York, as trustee (“BONY”), to the indenture, dated as of December 21, 1998 (the “8 1/8 Indenture”), by and among the Company, the guarantors thereto and BONY, relating to the Company’s 8 1/8% senior subordinated notes due 2009.  The purpose of the Supplemental Indenture was to add Protection One Systems, Inc., Protection One Data Services, Inc., Security Monitoring Services, Inc. and Protection One Alarm Monitoring of Mass, Inc. as guarantors under the 8 1/8% senior subordinated notes due 2009 and the 8 1/8 Indenture, which additions were required, pursuant to the terms of the 8 1/8 Indenture, due to the guarantee of the Company’s new credit facilities by the Guarantors.

This description of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 10.3.

Quadrangle Management Agreements

On April 18, 2005, POI entered into management agreements, dated as of April 18, 2005 (the “Quadrangle Management Agreements”), with each of Quadrangle Advisors LLC (“QA”) and Quadrangle Debt Recovery Advisors LLC (“QDRA,” and together with QA, the “Advisors”), pursuant to which the Advisors, affiliates of Quadrangle Group LLC, will provide business and financial advisory and consulting services to POI in exchange for annual fees of $1.0 million (in the case of QA) and $0.5 million (in the case of QDRA), payable in advance in quarterly installments.  The Quadrangle Management Agreements also provide that when and if the Advisors advise or consult with POI’s board of directors or senior executive officers with respect to an acquisition by POI, divesture (if POI does not engage a financial advisor with respect to such divesture) or financing transaction, they may also invoice POI for, and POI shall pay, additional fees in connection with any such transaction in an amount not to exceed 0.667% (in the case of QA) and 0.333% (in the case of QDRA) of the aggregate value of such transaction.  The Quadrangle Management Agreements shall continue in effect from year to year unless amended or terminated by mutual consent of the parties, subject to automatic termination in certain specified situations and subject to termination at any time upon ninety days notice by either party.

This description of the Quadrangle Management Agreements is qualified in its entirety by reference to the Quadrangle Management Agreements, which are attached hereto as Exhibits 10.4 and 10.5.

Item 1.02 Termination of a Material Definitive Agreement.

On April 18, 2005, in connection with the transactions described in Item 1.01 of this Current Report, the Company repaid the entire outstanding balance (approximately $78.0 million aggregate principal amount) owing with respect to its credit facility under the amended and restated credit agreement, dated as of February 8, 2005 (the “Quadrangle Credit Agreement”), by and between the Company and Quadrangle.  Following such repayment, the Quadrangle Credit Agreement was terminated.

In addition, the description regarding discharge of the indenture governing the Company’s 7 3/8% senior notes due 2005, which is included in Item 3.03 of this Current Report, is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement and Guarantee Agreement, which is included in Item 1.01 of this Current Report, is incorporated by reference into this Item 2.03.

Item 3.03 Material Modifications to Rights of Security Holders.

On April 21, 2005, in connection with the transactions described in Item 1.01 of this Current Report and pursuant to the terms of the indenture, dated as of August 17, 1998 (the “7 3/8 Indenture”), by and among the Company, the guarantors thereto and BONY, the Company completed the redemption of all of its outstanding 7 3/8% senior notes due 2005 (approximately $164.3 million aggregate principal amount).  The aggregate redemption price, $168,557,393, was calculated in accordance with the terms of the 7 3/8 Indenture and included a make-whole premium.  Following completion of the redemption, the 7 3/8 Indenture generally ceased to be of further effect with respect to any 7 3/8% senior notes due 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1

Credit Agreement, dated as of April 18, 2005, by and among Protection One Alarm Monitoring, Inc., Protection One, Inc., the several banks and other financial institutions or entities from time to time parties thereto, Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as joint lead arrangers and joint bookrunners, Lehman Commercial Paper Inc., as syndication agent, Harris Nesbitt Financing, Inc., LaSalle Bank National Association and U.S. Bank National Association, as co-documentation agents, and Bear Stearns Corporate Lending Inc., as administrative agent.

Exhibit 10.2	Guarantee and Collateral Agreement, dated as of April 18, 2005, by Protection One Alarm Monitoring, Inc., Protection One, Inc. and their subsidiaries in favor of Bear Stearns Corporate Lending Inc.

Exhibit 10.3

Supplemental Indenture, dated as of April 18, 2005, by and among Protection One Alarm Monitoring, Inc., Protection One, Inc., Network Multifamily Security Corporation, the guarantors thereto and The Bank of New York, as trustee.

Exhibit 10.4	Management Agreement, dated as of April 18, 2005, by and between Protection One, Inc. and Quadrangle Advisors LLC.

Exhibit 10.5	Management Agreement, dated as of April 18, 2005, by and between Protection One, Inc. and Quadrangle Debt Recovery Advisors LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: April 22, 2005	By:	/s/ Eric A. Devin
Name: Eric A. Devin
Title: Vice President, Treasurer
and Controller

PROTECTION ONE ALARM
MONITORING, INC.

Date: April 22, 2005	By:	/s/ Eric A. Devin
Name: Eric A. Devin
Title: Vice President, Treasurer
and Controller